Exhibit 99.1

Contact:  Dan McCarthy, 610-774-5758

AMENDMENT TO ASSET PURCHASE AGREEMENT

     THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is made and entered into as of December 14, 2004, by and between PPL Sundance Energy, LLC, a Delaware limited liability company ("Seller"), and Arizona Public Service Company, an Arizona corporation ("Purchaser").

RECITALS

     Seller and Purchaser are parties to an Asset Purchase Agreement dated as of June 1, 2004 (the "Asset Purchase Agreement"), providing, among other things, for the sale by Seller to Purchaser, and the purchase by Purchaser from Seller, of the Purchased Assets.

     Section 10.1(g)(i) of the Asset Purchase Agreement provides that the Asset Purchase Agreement may be terminated "by either Party that is not in breach of this Agreement, by notice to the other Party on or before the close of business on January 10, 2005, if the conditions described in Section 8.7(b) have not been satisfied on or prior to the close of business on December 31, 2004."

     The Parties wish to amend the Asset Purchase Agreement to extend the ACC Order issuance and termination right deadlines set forth in Section 10.1(g)(i).

STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.     Defined Terms. Defined terms used but not defined in this Amendment shall have the respective meanings set forth in the Asset Purchase Agreement.

2.     Amendment of Section 10.1(g)(i). Section 10.1(g)(i) is hereby amended to substitute "January 31, 2005" for "January 10, 2005" in the second line thereof, and to substitute "January 21, 2005" for "December 31, 2004" in the third line thereof.

3.     Effect of Amendment. The Parties acknowledge and agree that (a) except as specifically amended by this Amendment, the Asset Purchase Agreement is unamended, and (b) the Asset Purchase Agreement, as amended by this Amendment, remains in full force and effect.

4.     Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officer of each Party as of the date first above written.

SELLER:
PPL SUNDANCE ENERGY, LLC
By: Name: Title:	/s/ Bryce L. Shriver Bryce L. Shriver President, PPL Generation, LLC

PURCHASER:
ARIZONA PUBLIC SERVICE COMPANY
By: Name: Title:	/s/ Steven M. Wheeler Steven M. Wheeler Executive Vice President Customer Service & Regulation